                                                  EXHIBIT 21

                                                 SUBSIDIARIES

                                                                                              EXHIBIT 21

                                                  SUBSIDIARIES

As of December 31, 2002, the subsidiaries of The Phoenix Companies, Inc. were as follows:

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Name                                              Business Name                          State of Incorporation
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Phoenix Life Insurance Company                    Phoenix Life Insurance Company         New York
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PM Holdings, Inc.                                 (1)                                    Connecticut
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PHL Variable Insurance Company                    PHL Variable Insurance Company         Connecticut
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Phoenix Investment Management Company             (1)                                    Connecticut
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Phoenix Investment Partners, Ltd.                 Phoenix Investment Partners, Ltd.      Delaware
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(1) Holding company which does not conduct business.